Exhibit 2.3

DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

CONTENTS

American Depositary Shares	2

8.625% Notes due January 19, 2029 (“2029 Notes”)	10

6.875% Notes due April 29, 2030 (“2030 Notes”)	28

4.625% Notes due November 2, 2031 (“2031 Notes”)	46

7.750% Notes due February 1, 2032 (“2032 Notes”)	64

8.875% Notes due January 13, 2033 (“2033 Notes”)	82

8.375% Notes due January 19, 2036 (“2036 Notes”)	100

7.375% Notes due September 18, 2043 (“2043 Notes”)	118

5.875% Notes due May 28, 2045 (“2045 Notes”)	135

5.875% Bonds due November 2, 2051 (“2051 Bonds”)	152

American Depositary Shares

This section summarizes the material provisions of the Amended and Restated Deposit Agreement, dated as of January 12, 2018, pursuant to which the ADRs were issued, as amended by Amendment No. 1, dated as of December 17, 2021, among Ecopetrol S.A., JPMorgan Chase Bank, N.A., the depositary, and the holders from time to time of ADRs (as so amended, the “Deposit Agreement”).

Copies of the Deposit Agreement are available for inspection by holders at the offices of the depositary and the custodian, at the transfer office (the “Transfer Office”), on the U.S. Securities and Exchange Commission’s (the “Commission”) website, or upon request from the depositary. The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, New York, 10179. Notices to Ecopetrol under the Deposit Agreement are to be sent to Ecopetrol S.A., Carrera 13 No. 36-24, Bogotá D.C., Colombia. The Deposit Agreement is attached as an exhibit to this Annual Report on Form 20-F for the year ended December 31, 2025, as Exhibit 2.2.

Information regarding the Company’s outstanding share capital and the number of common shares held in the form of ADSs is set forth in “Overview of Capitalization” above.

ADRs evidencing ADSs are deliverable by the depositary, pursuant to the Deposit Agreement. Each ADS represents twenty common shares of Ecopetrol or evidences the right to receive twenty common shares, subject to the terms and conditions of the Deposit Agreement, and a pro rata share in any other deposited securities. The term “deposited securities” means all common shares deposited under the Deposit Agreement together with any other securities, cash or property from time to time held by the depositary in respect or in lieu of deposited shares.

ADRs may be either in physical certificated form or direct registration ADRs.

Deposit of Common Shares and Issuance of ADSs

The depositary may issue ADRs for delivery at the Transfer Office only against deposit of: (i) common shares in a form satisfactory to the custodian; (ii) rights to receive common shares from the Company or any registrar, transfer agent, clearing agent or other entity recording share ownership or transactions; or (iii) as otherwise provided in the Deposit Agreement.

The depositary may refuse to accept for such deposit any common shares identified by the Company in order to facilitate compliance with the requirements of the securities laws, rules and regulations in the United States.

Withdrawal of Deposited Securities

Subject to the provisions of the Deposit Agreement regarding certain limitations on registration and transfer and liability of holders for taxes, duties and other charges, upon surrender of (a) a certificated ADR in a form satisfactory to the depositary at the Transfer Office, or (b) proper instructions and documentation in the case of a direct registration ADR, the holder thereof is entitled to delivery at, or to the extent in dematerialized form from, the custodian’s office of the deposited securities at the time represented by the ADSs evidenced by such ADR. At the request, risk and expense of the holder, the depositary may deliver such deposited securities at such other place as may have been requested by the holder.

The withdrawal of deposited securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933 (the “Securities Act”), as such instructions may be amended from time to time.

Holders who are nonresidents of Colombia, who withdraw deposited securities to or for their own account or the account of a nonresident third party whether or not for the purpose of selling or causing to be sold such deposited securities in Colombia simultaneously with such withdrawal, will be subject to applicable Colombian rules and regulations, as well as any taxes applicable thereby, as in effect from time to time.

Certain Limitations to Registration, Transfer and Withdrawal

Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or the withdrawal of any deposited securities, the Company, the depositary or the custodian may require: (a) payment of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of common shares or other deposited securities upon any applicable register and (iii) any applicable charges as provided under the Deposit Agreement; (b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including information as to citizenship, residence, exchange control approval, beneficial or other ownership of or interest in any securities, compliance with applicable law, regulations and the terms of the Deposit Agreement, as it may deem necessary or proper; and (c) compliance with such regulations as the depositary may establish consistent with the Deposit Agreement or any Colombian law or regulation relating to Colombian taxes, foreign investment in Colombia and laws, rules and regulations relating to the regulation of foreign exchange in Colombia.

The issuance of ADRs, the acceptance of deposits of common shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of deposited securities may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary.

Share Dividends and Other Distributions

We may make various types of distributions with respect to our securities. The depositary has agreed to pay the holders of our ADRs the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the Deposit Agreement. Holders of our ADRs will receive these distributions in proportion to the number of underlying securities that their ADSs represent.

Except as stated below, to the extent the depositary is legally permitted, it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

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Cash. Subject to and any restrictions imposed by the laws of Colombia, regulations or applicable permits issued by any governmental body, the depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, the ADR holder may lose some or all of the value of the distribution.

•	Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

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Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we provide satisfactory evidence that the depositary may lawfully distribute such rights, the depositary will distribute warrants or other instruments representing such rights. However, if we do not furnish such evidence, the depositary may:

o	sell such rights if practicable and distribute the net proceeds as cash; or
o	if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.

We have no obligation to file a registration statement under the Securities Act of 1933 in order to make any rights available to ADR holders.

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Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines that any distribution described above is not practicable with respect to any specific ADR holder, the depositary may choose any practicable method of distribution for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollar will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Record Dates

The depositary may fix record dates for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of shares;
•	to give instructions for the exercise of voting rights at a meeting of holders of shares;
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for the determination of the registered holders who shall be responsible for the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR; or

•	to receive any notice or to act in respect of other matters.

All the above are subject to the provisions of the Deposit Agreement.

Voting of Deposited Securities

The depositary will not itself exercise any voting discretion in respect of any deposited securities. Upon the depositary’s request, the holder may instruct the depositary how to exercise the voting rights for the shares which underlie holder’s ADSs. After receiving voting materials from the Company, the depositary will notify the ADR holders of any shareholders’ meeting or solicitation of consents or proxies. This notice will state such information as is contained in the voting materials and describe how holder may instruct the depositary to exercise the voting rights for the shares which underlie its ADSs and will include instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as holder instructs. The depositary will only vote or attempt to vote as holder instructs. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

There is no guarantee that the ADR holder will receive voting materials in time to instruct the depositary to vote and it is possible that holder, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. The holders will be solely responsible for any exercise of the voting rights of the deposited shares represented by the deposited securities by the ADSs, if such vote is made pursuant to the procedure described in the Deposit Agreement.

Changes Affecting Deposited Securities

The depositary may, in its discretion, and shall if reasonably requested by the Company, amend any ADR or distribute additional or amended ADRs (with or without calling the ADR for exchange) or cash, securities or property on the record date set by the depositary to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities, any share distributions or other distributions not distributed to holders, or any cash, securities or property available to the depositary in respect of deposited securities from any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company.

To the extent the depositary does not so amend an ADR or make a distribution to holders to reflect any of the foregoing, whatever cash, securities or property results from any of the foregoing shall constitute deposited securities and each ADS shall automatically represent its pro rata interest in the deposited securities as then constituted. Promptly upon the occurrence of any such changes, the Company shall notify the depositary in writing.

Fees and Expenses

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities in any manner permitted by the Deposit Agreement or whose ADRs are cancelled or reduced for any other reason, US$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of up to US$0.05 per ADS for any cash distribution made pursuant to the Deposit Agreement;
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a fee of US$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering our ADR program (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

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any other charge payable by any of the depositary, any of the depositary’s agents, including, without limitation, the custodian, or the agents of the depositary’s agents in connection with the servicing of our shares or other deposited securities (which charge shall be assessed against registered holders of our ADRs as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such registered holders or by deducting such charge from one or more cash dividends or other cash distributions);

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a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;
•	cable, telex and facsimile transmission and delivery charges incurred at the ADR’s holder request; and
•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The fees described above may be amended from time to time.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.

By holding an ADR or an interest therein, the holder is agreeing to indemnify us, the depositary, its custodian and any of our or their respective Directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained in respect of, or arising out of, holder’s ADSs.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to:

•	amend the form of ADR;
•	distribute additional or amended ADRs;
•	distribute cash, securities or other property it has received in connection with such actions;
•	sell any securities or property received and distribute the proceeds as cash; or
•	not perform any of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

We may agree with the depositary to amend the Deposit Agreement and the ADSs without holder’s consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or the holder of the ADR otherwise receive notice. No amendment, however, will impair ADR holder’s right to surrender its ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

Termination of the Deposit Agreement

The depositary may, and shall at our written direction, terminate the Deposit Agreement and the ADR by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the Deposit Agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the Deposit Agreement within 45 days of the date of such resignation, and (ii) been removed as depositary under the Deposit Agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the Deposit Agreement on the 90th day after our notice of removal was first provided to the depositary. After termination, the depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the expiration of six months from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. The depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations of Depositary and Liability to ADR Holders

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, the depositary and its custodian may require ADR’s holder to pay, provide or deliver:

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payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the Deposit Agreement;

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the production of proof satisfactory to the depositary and/or its custodian of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including, without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing shares and terms of the Deposit Agreement and the ADRs, as it may deem necessary or proper;

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compliance with such regulations as the depositary may establish consistent with the Deposit Agreement or any Colombian law or regulation relating to Colombian taxes, foreign investment in Colombia and laws, rules and regulations relating to the regulation of foreign exchange in Colombia.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, generally or in particular instances, when the ADR register or any register for shares is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of shares.

The Deposit Agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents. Neither we nor the depositary nor any such agent will be liable if:

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present or future law, rule or regulation of the United States, Colombia or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the depositary’s or our respective agents’ control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

•	it exercises or fails to exercise discretion under the Deposit Agreement or the ADR;
•	it performs its obligations without gross negligence or bad faith;
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it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•	it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any registered holder or holders of ADRs, any ADSs or otherwise to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by holders or beneficial owners on account of their ownership of ADRs or ADSs.

The depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote. In no event shall we, the depositary or any of our respective agents be liable to holders of ADSs or interests therein for any indirect, special, punitive or consequential damages.

The depositary may own and deal in deposited securities and in ADSs.

Depositary Payments to the Company

The depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the depositary may agree from time to time. The depositary may make available to the Company a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the depositary may agree from time to time.

Available Information; Reports and Proxy Soliciting Materials

The Deposit Agreement, the provisions of or governing deposited securities and any written communications from the Company, which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by holders at the offices of the depositary and the custodian, at the Transfer Office, on the Commission’s website, or upon request from the depositary (which request may be refused by the depositary at its discretion). The depositary will distribute copies of such communications (or English translations or summaries thereof) to holders when furnished by the Company.

On or before the first date on which the Company makes any communication available to holders of deposited securities or any securities regulatory authority or stock exchange, by publication or otherwise, the Company shall transmit to the depositary a copy thereof in English or with an English translation or summary.

The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied through the Commission’s EDGAR system or at public reference facilities maintained by the Commission at 100 F Street, NE, Washington, DC 20549.

Inspection of Books of the Depositary; List of Holders

The depositary or its agent will keep, at the Transfer Office, (i) a register (the “ADR register”) for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of direct registration ADRs, shall include the direct registration system, which at all reasonable times will be open for inspection by holders of the ADRs and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (ii) facilities for the delivery and receipt of ADRs.

8.625% Notes due January 19, 2029 (“2029 Notes”)

Type and Class of Securities

The notes were issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof. The notes are issued in book-entry form and are represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company (“DTC”), or its nominee. Beneficial interests in the global notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its participants.

Limitations or Qualifications

The notes rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future senior, unsecured and unsubordinated obligations that constitute External Indebtedness (as defined below), other than obligations preferred by statute or by operation of law. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

In addition, the indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets, or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol, except as described under “Limitation on Liens” and “Merger and Consolidation” below. No other class of securities materially limits or qualifies the rights of the noteholders beyond the provisions set forth in the indenture.

Description of the 2029 Notes

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009 (the “base indenture”), as amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (as amended, the “indenture”). The base indenture provides that, without the consent of Holders of securities, Ecopetrol may enter into one or more amendments to the base indenture for the purpose of adding, changing, or eliminating any of the provisions of the base indenture in respect of one or more series of the securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such amendment to the indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding. Pursuant to the terms of the base indenture, Ecopetrol is amending certain provisions of the base indenture and related definitions, with such amendments applying only to securities that are part of a series created on or after the date of this amendment to the base indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

Ranking

The notes constitute Ecopetrol’s general senior, unsecured and unsubordinated obligations and rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future unsecured and unsubordinated obligations that constitute External Indebtedness (other than obligations preferred by statute or by operation of law). Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the notes or the indenture.

The 2029 Notes

The notes due January 19, 2029, which are referred to in this prospectus supplement as the “2029 Notes”, will constitute a single series of senior notes under the indenture. The 2029 Notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the 2029 Notes series and issue additional notes of the same series.

The 2029 Notes will bear interest at the rate per annum shown above from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on January 19 and July 19 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on January 19, 2024 to the persons in whose names the 2029 Notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the 2029 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the 2029 Notes is January 19, 2029. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The 2029 Notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the 2029 Notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the 2029 Notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

Currency Indemnity

Any amount received or recovered by a holder of a note on or under the notes or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars shall constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a note, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such note, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such note). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any note.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Repurchase of Notes upon a Change of Control Repurchase Event

Ecopetrol is required to make an offer to purchase all or any portion of the notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to, but excluding, the date of such purchase.

Statement by Officers as to Default and Notices of Events of Default

Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Additional Amounts

Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”),except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”).

Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i). any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii). any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii). any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent(a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv). any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 15-day period);

(v). any Tax payable other than by withholding or deduction from payments of principal or of interest on the note;

(vi). any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(vii). any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of1986, order to conform to such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(viii). any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol shall provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the 2029 Notes before their respective stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund – meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your 2029 Notes from you before the stated maturity.

Prior to December 19, 2028 (one month prior to the maturity date of the 2029 Notes, the “2029 Notes Par Call Date”), at our option, we may redeem any of the 2029 Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the 2029 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, less (b) interest accrued to the date of redemption, and

(2)100% of the principal amount of the 2029 Notes to be redeemed,

plus, accrued and unpaid interest thereon to the redemption date.

On or after the 2029 Notes Par Call Date, we may redeem, at our option, the 2029 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity onH.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding such applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the 2029 Notes to be redeemed.

Notice of any optional redemption may be, at Ecopetrol’s discretion, subject to one or more conditions precedent, including, but not limited to, the completion of an equity offering or other corporate or financing transactions. In addition, if such optional redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in Ecopetrol’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such optional redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

In the case of a partial redemption, selection of the 2029 Notes, as applicable, for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $1,000 or less will be redeemed in part. If any of the 2029 Notes are to be redeemed in part only, the notice of redemption that relates to the 2029 Notes will state the portion of the principal amount of such notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the 2029 Notes will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the 2029 Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2029 Notes or portions thereof called for redemption.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to 100% of the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Limitation on Liens

Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1. Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2. Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3. Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4. Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5. Liens existing as of the date of original issuance of the notes;

6. Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7. Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8. Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9. Liens to secure the notes;

10. (i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11. Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12. Liens securing Internal Indebtedness;

13. Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5),(6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced(plus improvements and construction on such property);

14. Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15. Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16. Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17. Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18. Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19. Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or(y) the Fair Market Value of the property securing such Indebtedness.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities(including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1. default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2. default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3. default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenantor warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the respective series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4. any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess ofUS$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5. the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6. Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7. the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b) a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8. the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (7) or(8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1. Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay (i) all overdue installments of interest on the notes and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the trustee in accordance with the indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest thereon; and

2. all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted shall affect any subsequent default or Event of Default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4.change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or
•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or(iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles(other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

1.any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument(including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

2.any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

3.any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Taxation – Original issue discount

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with any of the series of the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the relevant series of notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the series of notes offered hereby.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that the laws of Colombia govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Under the indenture, Ecopetrol has consented and agreed to submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions or proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Listing

The notes are listed on the NYSE.

Enforcement Limitations Under Colombian Law

Pursuant to Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Article 87 of Law 2080 of 2021, and Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment. Any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 as amended by Articles 80, 81 and 87 of Law 2080 of 2021.

Requirements to Change the Rights of Holders

The rights of holders of the notes may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby. However, certain fundamental terms may not be modified without the consent of each affected holder, including changes to stated maturity, reductions in principal amount or interest rate, changes in payment currency, and impairment of the right to sue for enforcement. See “Modification and Waiver” above for a complete description of the applicable modification and waiver provisions.

Enforcement of Judgments.

The indenture and the notes are governed by New York law, and Ecopetrol has submitted to the jurisdiction of the courts of the State of New York. However, under Colombian law, the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment, except as provided under the Colombian administrative and civil procedure codes (as described under “Enforcement Limitations Under Colombian Law” above). Enforcement of a foreign judgment in Colombia generally requires an exequatur proceeding before the Colombian Supreme Court of Justice, which examines whether the judgment satisfies certain procedural requirements under Colombian law, including that the judgment does not violate Colombian public policy. This process may be more time-consuming and involve additional procedural steps compared to the enforcement of judgments in the United States.

Insolvency and Bankruptcy.

The definition of “Bankruptcy Law” in the indenture encompasses both Colombian insolvency legislation (Law 550 of 1999 and Law 1116 of 2006, or equivalent successor laws) and the bankruptcy laws of the United States and other jurisdictions where Ecopetrol has significant assets or operations. Colombian insolvency proceedings may differ in significant respects from proceedings under the United States Bankruptcy Code, including with respect to the priority of creditor claims, the ability of creditors to obtain possession of the debtor’s assets, and the treatment of secured and unsecured claims. As Ecopetrol is a mixed-economy company majority-owned by the Republic of Colombia, additional Colombian regulatory considerations may apply in any insolvency scenario.

Modification of Noteholder Rights.

Under the indenture, the rights of holders of the notes may be modified with the consent of holders of a majority in aggregate principal amount of the outstanding notes, subject to certain protections requiring unanimous consent for fundamental changes. This framework is consistent with standard market practice for debt securities governed by New York law and does not differ materially from U.S. norms in this regard.

6.875% Notes due April 29, 2030 (“2030 Notes”)

Type and Class of Securities

The notes were issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof. The notes are issued in book-entry form and are represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company (“DTC”), or its nominee. Beneficial interests in the global notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its participants.

Limitations or Qualifications

The notes rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future senior, unsecured and unsubordinated obligations that constitute External Indebtedness (as defined below), other than obligations preferred by statute or by operation of law. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

In addition, the indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets, or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol, except as described under “Limitation on Liens” and “Merger and Consolidation” below. No other class of securities materially limits or qualifies the rights of the noteholders beyond the provisions set forth in the indenture.

Description of the 2030 Notes

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009 (the “base indenture”), as amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (as amended, the “indenture”). The base indenture provides that, without the consent of Holders of securities, Ecopetrol may enter into one or more amendments to the base indenture for the purpose of adding, changing, or eliminating any of the provisions of the base indenture in respect of one or more series of the securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such amendment to the indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding. Pursuant to the terms of the base indenture, Ecopetrol is amending certain provisions of the base indenture and related definitions, with such amendments applying only to securities that are part of a series created on or after the date of this amendment to the base indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

Ranking

The notes constitute Ecopetrol’s general senior, unsecured and unsubordinated obligations and rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future unsecured and unsubordinated obligations that constitute External Indebtedness (other than obligations preferred by statute or by operation of law). Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the notes or the indenture.

The 2030 Notes

The 6.875% notes due April 29, 2030, which are referred to in this prospectus supplement as the “2030 Notes”, will constitute a single series of senior notes under the indenture. The 2030 Notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the 2030 Notes series and issue additional notes of the same series.

The date of original issuance of the notes is April 29, 2020.

The 2030 Notes will bear interest at the rate per annum shown above from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on April 29 and October 29 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on October 29, 2020 to the persons in whose names the 2030 Notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the 2030 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the 2030 Notes is April 29, 2030. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The 2030 Notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the 2030 Notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the 2030 Notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

Currency Indemnity

Any amount received or recovered by a holder of a note on or under the notes or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars shall constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a note, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such note, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such note). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any note.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Repurchase of Notes upon a Change of Control Repurchase Event

Ecopetrol is required to make an offer to purchase all or any portion of the notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event at a purchase price in cash equal to

101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to, but excluding, the date of such purchase.

Statement by Officers as to Default and Notices of Events of Default

Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Additional Amounts

Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”),except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”).

Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i). any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii). any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii). any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent(a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv). any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 15-day period);

(v). any Tax payable other than by withholding or deduction from payments of principal or of interest on the note;

(vi). any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(vii). any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of1986, order to conform to such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(viii). any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol shall provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the 2030 Notes before their respective stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund – meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your 2030 Notes from you before the stated maturity.

Prior to January 29, 2030 (three months prior to the maturity date of the 2030 Notes, the “2030 Notes Par Call Date”), at our option, we may redeem any of the 2030 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the 2030 Notes to be redeemed, and

(2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the 2030 Notes to be redeemed and any Additional Amounts to, but excluding, the date of redemption.

On or after the 2030 Notes Par Call Date, we may redeem, at our option, the 2030 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc., or their affiliates which are primary United States government securities dealers, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in the City of New York (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the 2030 Notes to be redeemed.

Notice of any optional redemption may be, at Ecopetrol’s discretion, subject to one or more conditions precedent, including, but not limited to, the completion of an equity offering or other corporate or financing transactions. In addition, if such optional redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in Ecopetrol’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such optional redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

In the case of a partial redemption, selection of the 2030 Notes, as applicable, for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $1,000 or less will be redeemed in part. If any of the 2030 Notes are to be redeemed in part only, the notice of redemption that relates to the 2030 Notes will state the portion of the principal amount of such notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the 2030 Notes will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the 2030 Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2030 Notes or portions thereof called for redemption.

Open Market Purchases

Ecopetrol or any of its Subsidiaries may at any time purchase any note in the open market or otherwise at any price.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to 100% of the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Limitation on Liens

Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1. Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2. Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3. Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4. Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5. Liens existing as of the date of original issuance of the notes;

6. Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7. Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8. Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9. Liens to secure the notes;

10. (i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11. Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12. Liens securing Internal Indebtedness;

13. Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5),(6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced(plus improvements and construction on such property);

14. Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15. Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16. Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17. Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18. Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19. Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or(y) the Fair Market Value of the property securing such Indebtedness.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities(including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1. default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2. default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3. default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenantor warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the respective series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4. any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess ofUS$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5. the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6. Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7. the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b) a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8. the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (7) or(8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1. Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay (i) all overdue installments of interest on the notes and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the trustee in accordance with the indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest thereon; and

2. all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted shall affect any subsequent default or Event of Default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4.change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or
•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or(iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles(other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

1.any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument(including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

2.any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

3.any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Taxation – Original issue discount

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with any of the series of the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the relevant series of notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the series of notes offered hereby.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that the laws of Colombia govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Under the indenture, Ecopetrol has consented and agreed to submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions or proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Listing

The notes are listed on the NYSE.

Enforcement Limitations Under Colombian Law

Pursuant to Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Article 87 of Law 2080 of 2021, and Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment. Any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 as amended by Articles 80, 81 and 87 of Law 2080 of 2021.

Requirements to Change the Rights of Holders

The rights of holders of the notes may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby. However, certain fundamental terms may not be modified without the consent of each affected holder, including changes to stated maturity, reductions in principal amount or interest rate, changes in payment currency, and impairment of the right to sue for enforcement. See “Modification and Waiver” above for a complete description of the applicable modification and waiver provisions.

Enforcement of Judgments.

The indenture and the notes are governed by New York law, and Ecopetrol has submitted to the jurisdiction of the courts of the State of New York. However, under Colombian law, the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment, except as provided under the Colombian administrative and civil procedure codes (as described under “Enforcement Limitations Under Colombian Law” above). Enforcement of a foreign judgment in Colombia generally requires an exequatur proceeding before the Colombian Supreme Court of Justice, which examines whether the judgment satisfies certain procedural requirements under Colombian law, including that the judgment does not violate Colombian public policy. This process may be more time-consuming and involve additional procedural steps compared to the enforcement of judgments in the United States.

Insolvency and Bankruptcy.

The definition of “Bankruptcy Law” in the indenture encompasses both Colombian insolvency legislation (Law 550 of 1999 and Law 1116 of 2006, or equivalent successor laws) and the bankruptcy laws of the United States and other jurisdictions where Ecopetrol has significant assets or operations. Colombian insolvency proceedings may differ in significant respects from proceedings under the United States Bankruptcy Code, including with respect to the priority of creditor claims, the ability of creditors to obtain possession of the debtor’s assets, and the treatment of secured and unsecured claims. As Ecopetrol is a mixed-economy company majority-owned by the Republic of Colombia, additional Colombian regulatory considerations may apply in any insolvency scenario.

Modification of Noteholder Rights.

Under the indenture, the rights of holders of the notes may be modified with the consent of holders of a majority in aggregate principal amount of the outstanding notes, subject to certain protections requiring unanimous consent for fundamental changes. This framework is consistent with standard market practice for debt securities governed by New York law and does not differ materially from U.S. norms in this regard.

4.625% Notes due November 2, 2031 (“2031 Notes”)

Type and Class of Securities

The notes were issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof. The notes are issued in book-entry form and are represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company (“DTC”), or its nominee. Beneficial interests in the global notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its participants.

Limitations or Qualifications

The notes rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future senior, unsecured and unsubordinated obligations that constitute External Indebtedness (as defined below), other than obligations preferred by statute or by operation of law. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

In addition, the indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets, or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol, except as described under “Limitation on Liens” and “Merger and Consolidation” below. No other class of securities materially limits or qualifies the rights of the noteholders beyond the provisions set forth in the indenture.

Description of the 2031 Notes

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009 (the “base indenture”), as amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (as amended, the “indenture”). The base indenture provides that, without the consent of Holders of securities, Ecopetrol may enter into one or more amendments to the base indenture for the purpose of adding, changing, or eliminating any of the provisions of the base indenture in respect of one or more series of the securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such amendment to the indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding. Pursuant to the terms of the base indenture, Ecopetrol is amending certain provisions of the base indenture and related definitions, with such amendments applying only to securities that are part of a series created on or after the date of this amendment to the base indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

Ranking

The notes constitute Ecopetrol’s general senior, unsecured and unsubordinated obligations and rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future unsecured and unsubordinated obligations that constitute External Indebtedness (other than obligations preferred by statute or by operation of law). Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the notes or the indenture.

The 2031 Notes

The 4.625% notes due November 2, 2031, which are referred to in this prospectus supplement as the “2031 Notes”, will constitute a single series of senior notes under the indenture. The 2031 Notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the 2031 Notes series and issue additional notes of the same series.

US$1,250,000,000 aggregate principal amount of the 2031 Notes was issued on November 2, 2021. The date of original issuance is November 2, 2021.

The 2031 Notes will bear interest at the rate per annum shown above from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on May 2 and November 2 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on May 2, 2022 to the persons in whose names the 2031 Notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the 2031 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the 2031 Notes is November 2, 2031. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The 2031 Notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the 2031 Notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the 2031 Notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

Currency Indemnity

Any amount received or recovered by a holder of a note on or under the notes or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars shall constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a note, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such note, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such note). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any note.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Repurchase of Notes upon a Change of Control Repurchase Event

Ecopetrol is required to make an offer to purchase all or any portion of the notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to, but excluding, the date of such purchase.

Statement by Officers as to Default and Notices of Events of Default

Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Additional Amounts

Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”),except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”).

Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i). any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii). any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii). any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent(a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv). any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 15-day period);

(v). any Tax payable other than by withholding or deduction from payments of principal or of interest on the note;

(vi). any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(vii). any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of1986, order to conform to such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(viii). any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol shall provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the 2031 Notes before their respective stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund – meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your 2031 Notes from you before the stated maturity.

Prior to August 2, 2031 (three months prior to the maturity date of the 2031 Notes, the “2031 Notes Par Call Date”), at our option, we may redeem any of the 2031 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the 2031 Notes to be redeemed, and

(2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the 2031 Notes to be redeemed and any Additional Amounts to, but excluding, the date of redemption.

On or after the 2031 Notes Par Call Date, we may redeem, at our option, the 2031 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2031 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if we obtain fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc. or their affiliates which are primary United States government securities dealers and three other leading primary United States government securities dealers in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount)

quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the 2031 Notes to be redeemed.

Notice of any optional redemption may be, at Ecopetrol’s discretion, subject to one or more conditions precedent, including, but not limited to, the completion of an equity offering or other corporate or financing transactions. In addition, if such optional redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in Ecopetrol’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such optional redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

In the case of a partial redemption, selection of the 2031 Notes, as applicable, for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $1,000 or less will be redeemed in part. If any of the 2031 Notes are to be redeemed in part only, the notice of redemption that relates to the 2031 Notes will state the portion of the principal amount of such notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the 2031 Notes will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the 2031 Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2031 Notes or portions thereof called for redemption.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to 100% of the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Limitation on Liens

Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1. Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2. Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3. Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4. Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5. Liens existing as of the date of original issuance of the notes;

6. Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7. Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8. Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9. Liens to secure the notes;

10. (i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11. Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12. Liens securing Internal Indebtedness;

13. Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5),(6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced(plus improvements and construction on such property);

14. Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15. Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16. Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17. Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18. Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19. Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or(y) the Fair Market Value of the property securing such Indebtedness.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities(including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1. default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2. default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3. default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenantor warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the respective series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4. any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess ofUS$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5. the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6. Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7. the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b) a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8. the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (7) or(8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1. Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay (i) all overdue installments of interest on the notes and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the trustee in accordance with the indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest thereon; and

2. all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted shall affect any subsequent default or Event of Default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4.change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its

Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or(iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles(other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

1.any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument(including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

2.any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

3.any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Taxation – Original issue discount

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with any of the series of the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the relevant series of notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the series of notes offered hereby.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that the laws of Colombia govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Under the indenture, Ecopetrol has consented and agreed to submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions or proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Listing

The notes are listed on the NYSE.

Enforcement Limitations Under Colombian Law

Pursuant to Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Article 87 of Law 2080 of 2021, and Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment. Any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 as amended by Articles 80, 81 and 87 of Law 2080 of 2021.

Requirements to Change the Rights of Holders

The rights of holders of the notes may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby. However, certain fundamental terms may not be modified without the consent of each affected holder, including changes to stated maturity, reductions in principal amount or interest rate, changes in payment currency, and impairment of the right to sue for enforcement. See “Modification and Waiver” above for a complete description of the applicable modification and waiver provisions.

Enforcement of Judgments.

The indenture and the notes are governed by New York law, and Ecopetrol has submitted to the jurisdiction of the courts of the State of New York. However, under Colombian law, the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment, except as provided under the Colombian administrative and civil procedure codes (as described under “Enforcement Limitations Under Colombian Law” above). Enforcement of a foreign judgment in Colombia generally requires an exequatur proceeding before the Colombian Supreme Court of Justice, which examines whether the judgment satisfies certain procedural requirements under Colombian law, including that the judgment does not violate Colombian public policy. This process may be more time-consuming and involve additional procedural steps compared to the enforcement of judgments in the United States.

Insolvency and Bankruptcy.

The definition of “Bankruptcy Law” in the indenture encompasses both Colombian insolvency legislation (Law 550 of 1999 and Law 1116 of 2006, or equivalent successor laws) and the bankruptcy laws of the United States and other jurisdictions where Ecopetrol has significant assets or operations. Colombian insolvency proceedings may differ in significant respects from proceedings under the United States Bankruptcy Code, including with respect to the priority of creditor claims, the ability of creditors to obtain possession of the debtor’s assets, and the treatment of secured and unsecured claims. As Ecopetrol is a mixed-economy company majority-owned by the Republic of Colombia, additional Colombian regulatory considerations may apply in any insolvency scenario.

Modification of Noteholder Rights.

Under the indenture, the rights of holders of the notes may be modified with the consent of holders of a majority in aggregate principal amount of the outstanding notes, subject to certain protections requiring unanimous consent for fundamental changes. This framework is consistent with standard market practice for debt securities governed by New York law and does not differ materially from U.S. norms in this regard.

7.750% Notes due February 1, 2032 (“2032 Notes”)

Type and Class of Securities

The notes were issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof. The notes are issued in book-entry form and are represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company (“DTC”), or its nominee. Beneficial interests in the global notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its participants.

Limitations or Qualifications

The notes rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future senior, unsecured and unsubordinated obligations that constitute External Indebtedness (as defined below), other than obligations preferred by statute or by operation of law. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

In addition, the indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets, or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol, except as described under “Limitation on Liens” and “Merger and Consolidation” below. No other class of securities materially limits or qualifies the rights of the noteholders beyond the provisions set forth in the indenture.

Description of the 2032 Notes

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009 (the “base indenture”), as amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (as amended, the “indenture”). The base indenture provides that, without the consent of Holders of securities, Ecopetrol may enter into one or more amendments to the base indenture for the purpose of adding, changing, or eliminating any of the provisions of the base indenture in respect of one or more series of the securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such amendment to the indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding. Pursuant to the terms of the base indenture, Ecopetrol is amending certain provisions of the base indenture and related definitions, with such amendments applying only to securities that are part of a series created on or after the date of this amendment to the base indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

Ranking

The notes constitute Ecopetrol’s general senior, unsecured and unsubordinated obligations and rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future unsecured and unsubordinated obligations that constitute External Indebtedness (other than obligations preferred by statute or by operation of law). Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the notes or the indenture.

The 2032 Notes

The 7.750% notes due February 1, 2032, which are referred to in this prospectus supplement as the “2032 Notes”, will constitute a single series of senior notes under the indenture. The 2032 Notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the 2032 Notes series and issue additional notes of the same series. US$1,750,000,000 aggregate principal amount of the 2032 Notes was issued on October 21, 2024. The date of original issuance is October 21, 2024.

The 2032 Notes will bear interest at the rate of 7.750% per annum from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on February 1 and August 1 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on February 1, 2025 to the persons in whose names the 2032 Notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the 2032 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the 2032 Notes is February 1, 2032. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The 2032 Notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the 2032 Notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the 2032 Notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

Currency Indemnity

Any amount received or recovered by a holder of a note on or under the notes or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars shall constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a note, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such note, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such note). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any note.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Repurchase of Notes upon a Change of Control Repurchase Event

Ecopetrol is required to make an offer to purchase all or any portion of the notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to, but excluding, the date of such purchase.

Statement by Officers as to Default and Notices of Events of Default

Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Additional Amounts

Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”),except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”).

Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i). any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii). any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii). any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent(a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv). any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 15-day period);

(v). any Tax payable other than by withholding or deduction from payments of principal or of interest on the note;

(vi). any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(vii). any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of1986, order to conform to such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(viii). any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol shall provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the 2032 Notes before their respective stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund – meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your 2032 Notes from you before the stated maturity.

Prior to December 1, 2031 (two months prior to the maturity date of the 2032 Notes, the “2032 Notes Par Call Date”), at our option, we may redeem any of the 2032 Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the 2032 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, less (b) interest accrued to the date of redemption, and

(2)100% of the principal amount of the 2032 Notes to be redeemed,

plus, accrued and unpaid interest thereon to the redemption date.

On or after the 2032 Notes Par Call Date, we may redeem, at our option, the 2032 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2032 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity onH.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding such applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the 2032 Notes to be redeemed.

Notice of any optional redemption may be, at Ecopetrol’s discretion, subject to one or more conditions precedent, including, but not limited to, the completion of an equity offering or other corporate or financing transactions. In addition, if such optional redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in Ecopetrol’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such optional redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

In the case of a partial redemption, selection of the 2032 Notes, as applicable, for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $1,000 or less will be redeemed in part. If any of the 2032 Notes are to be redeemed in part only, the notice of redemption that relates to the 2032 Notes will state the portion of the principal amount of such notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the 2032 Notes will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the 2032 Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2032 Notes or portions thereof called for redemption.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to 100% of the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Limitation on Liens

Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1. Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2. Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3. Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4. Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5. Liens existing as of the date of original issuance of the notes;

6. Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7. Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8. Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9. Liens to secure the notes;

10. (i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11. Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12. Liens securing Internal Indebtedness;

13. Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5),(6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced(plus improvements and construction on such property);

14. Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15. Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16. Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17. Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18. Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19. Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or(y) the Fair Market Value of the property securing such Indebtedness.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities(including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1. default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2. default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3. default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenantor warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the respective series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4. any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess ofUS$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5. the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6. Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7. the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b) a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8. the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (7) or(8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1. Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay (i) all overdue installments of interest on the notes and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the trustee in accordance with the indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest thereon; and

2. all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted shall affect any subsequent default or Event of Default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4.change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or
•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or(iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles(other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

1.any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument(including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

2.any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

3.any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Taxation – Original issue discount

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with any of the series of the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the relevant series of notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the series of notes offered hereby.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that the laws of Colombia govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Under the indenture, Ecopetrol has consented and agreed to submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions or proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Listing

The notes are listed on the NYSE.

Enforcement Limitations Under Colombian Law

Pursuant to Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Article 87 of Law 2080 of 2021, and Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment. Any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 as amended by Articles 80, 81 and 87 of Law 2080 of 2021.

Requirements to Change the Rights of Holders

The rights of holders of the notes may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby. However, certain fundamental terms may not be modified without the consent of each affected holder, including changes to stated maturity, reductions in principal amount or interest rate, changes in payment currency, and impairment of the right to sue for enforcement. See “Modification and Waiver” above for a complete description of the applicable modification and waiver provisions.

Enforcement of Judgments.

The indenture and the notes are governed by New York law, and Ecopetrol has submitted to the jurisdiction of the courts of the State of New York. However, under Colombian law, the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment, except as provided under the Colombian administrative and civil procedure codes (as described under “Enforcement Limitations Under Colombian Law” above). Enforcement of a foreign judgment in Colombia generally requires an exequatur proceeding before the Colombian Supreme Court of Justice, which examines whether the judgment satisfies certain procedural requirements under Colombian law, including that the judgment does not violate Colombian public policy. This process may be more time-consuming and involve additional procedural steps compared to the enforcement of judgments in the United States.

Insolvency and Bankruptcy.

The definition of “Bankruptcy Law” in the indenture encompasses both Colombian insolvency legislation (Law 550 of 1999 and Law 1116 of 2006, or equivalent successor laws) and the bankruptcy laws of the United States and other jurisdictions where Ecopetrol has significant assets or operations. Colombian insolvency proceedings may differ in significant respects from proceedings under the United States Bankruptcy Code, including with respect to the priority of creditor claims, the ability of creditors to obtain possession of the debtor’s assets, and the treatment of secured and unsecured claims. As Ecopetrol is a mixed-economy company majority-owned by the Republic of Colombia, additional Colombian regulatory considerations may apply in any insolvency scenario.

Modification of Noteholder Rights.

Under the indenture, the rights of holders of the notes may be modified with the consent of holders of a majority in aggregate principal amount of the outstanding notes, subject to certain protections requiring unanimous consent for fundamental changes. This framework is consistent with standard market practice for debt securities governed by New York law and does not differ materially from U.S. norms in this regard.

8.875% Notes due January 13, 2033 (“2033 Notes”)

Type and Class of Securities

The notes were issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof. The notes are issued in book-entry form and are represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company (“DTC”), or its nominee. Beneficial interests in the global notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its participants.

Limitations or Qualifications

The notes rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future senior, unsecured and unsubordinated obligations that constitute External Indebtedness (as defined below), other than obligations preferred by statute or by operation of law. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

In addition, the indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets, or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol, except as described under “Limitation on Liens” and “Merger and Consolidation” below. No other class of securities materially limits or qualifies the rights of the noteholders beyond the provisions set forth in the indenture.

Description of the 2033 Notes

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009 (the “base indenture”), as amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (as amended, the “indenture”). The base indenture provides that, without the consent of Holders of securities, Ecopetrol may enter into one or more amendments to the base indenture for the purpose of adding, changing, or eliminating any of the provisions of the base indenture in respect of one or more series of the securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such amendment to the indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding. Pursuant to the terms of the base indenture, Ecopetrol is amending certain provisions of the base indenture and related definitions, with such amendments applying only to securities that are part of a series created on or after the date of this amendment to the base indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

Ranking

The notes constitute Ecopetrol’s general senior, unsecured and unsubordinated obligations and rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future unsecured and unsubordinated obligations that constitute External Indebtedness (other than obligations preferred by statute or by operation of law). Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the notes or the indenture.

The 2033 Notes

The 8.875% notes due January 13, 2033, which are referred to in this prospectus supplement as the “2033 Notes”, will constitute a single series of senior notes under the indenture. The 2033 Notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the 2033 Notes series and issue additional notes of the same series.

The 2033 Notes were initially issued in an aggregate amount of US$2,000,000,000 on January 13, 2023. An additional US$300,000,000 aggregate principal amount was issued on July 6, 2023 as an additional issuance, fully fungible with, ranking equally with and forming a single series with the initially issued notes.

The 2033 Notes will bear interest at the rate per annum shown above from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on January 13 and July 13 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on July 13, 2023 to the persons in whose names the 2033 Notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the 2033 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the 2033 Notes is January 13, 2033. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The 2033 Notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the 2033 Notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the 2033 Notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

Currency Indemnity

Any amount received or recovered by a holder of a note on or under the notes or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars shall constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a note, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such note, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such note). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any note.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Repurchase of Notes upon a Change of Control Repurchase Event

Ecopetrol is required to make an offer to purchase all or any portion of the notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to, but excluding, the date of such purchase.

Statement by Officers as to Default and Notices of Events of Default

Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Additional Amounts

Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”),except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”).

Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i). any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii). any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii). any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent(a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv). any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 15-day period);

(v). any Tax payable other than by withholding or deduction from payments of principal or of interest on the note;

(vi). any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(vii). any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of1986, order to conform to such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(viii). any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol shall provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the 2033 Notes before their respective stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund – meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your 2033 Notes from you before the stated maturity.

Prior to October 13, 2032 (three months prior to the maturity date of the 2033 Notes, the “2033 Notes Par Call Date”), at our option, we may redeem any of the 2033 Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the 2033 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, less (b) interest accrued to the date of redemption, and

(2)100% of the principal amount of the 2033 Notes to be redeemed,

plus, accrued and unpaid interest thereon to the redemption date.

On or after the 2033 Notes Par Call Date, we may redeem, at our option, the 2033 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity onH.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding such applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the 2033 Notes to be redeemed.

Notice of any optional redemption may be, at Ecopetrol’s discretion, subject to one or more conditions precedent, including, but not limited to, the completion of an equity offering or other corporate or financing transactions. In addition, if such optional redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in Ecopetrol’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such optional redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

In the case of a partial redemption, selection of the 2033 Notes, as applicable, for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $1,000 or less will be redeemed in part. If any of the 2033 Notes are to be redeemed in part only, the notice of redemption that relates to the 2033 Notes will state the portion of the principal amount of such notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the 2033 Notes will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the 2033 Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2033 Notes or portions thereof called for redemption.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to 100% of the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Limitation on Liens

Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1. Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2. Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3. Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4. Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5. Liens existing as of the date of original issuance of the notes;

6. Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7. Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8. Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9. Liens to secure the notes;

10. (i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11. Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12. Liens securing Internal Indebtedness;

13. Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5),(6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced(plus improvements and construction on such property);

14. Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15. Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16. Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17. Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18. Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19. Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or(y) the Fair Market Value of the property securing such Indebtedness.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities(including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1. default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2. default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3. default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenantor warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the respective series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4. any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess ofUS$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5. the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6. Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7. the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b) a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8. the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (7) or(8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1. Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay (i) all overdue installments of interest on the notes and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the trustee in accordance with the indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest thereon; and

2. all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted shall affect any subsequent default or Event of Default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4.change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or
•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or(iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles(other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

1.any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument(including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

2.any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

3.any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Taxation – Original issue discount

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with any of the series of the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the relevant series of notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the series of notes offered hereby.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that the laws of Colombia govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Under the indenture, Ecopetrol has consented and agreed to submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions or proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Listing

The notes are listed on the NYSE.

Enforcement Limitations Under Colombian Law

Pursuant to Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Article 87 of Law 2080 of 2021, and Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment. Any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 as amended by Articles 80, 81 and 87 of Law 2080 of 2021.

Requirements to Change the Rights of Holders

The rights of holders of the notes may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby. However, certain fundamental terms may not be modified without the consent of each affected holder, including changes to stated maturity, reductions in principal amount or interest rate, changes in payment currency, and impairment of the right to sue for enforcement. See “Modification and Waiver” above for a complete description of the applicable modification and waiver provisions.

Enforcement of Judgments.

The indenture and the notes are governed by New York law, and Ecopetrol has submitted to the jurisdiction of the courts of the State of New York. However, under Colombian law, the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment, except as provided under the Colombian administrative and civil procedure codes (as described under “Enforcement Limitations Under Colombian Law” above). Enforcement of a foreign judgment in Colombia generally requires an exequatur proceeding before the Colombian Supreme Court of Justice, which examines whether the judgment satisfies certain procedural requirements under Colombian law, including that the judgment does not violate Colombian public policy. This process may be more time-consuming and involve additional procedural steps compared to the enforcement of judgments in the United States.

Insolvency and Bankruptcy.

The definition of “Bankruptcy Law” in the indenture encompasses both Colombian insolvency legislation (Law 550 of 1999 and Law 1116 of 2006, or equivalent successor laws) and the bankruptcy laws of the United States and other jurisdictions where Ecopetrol has significant assets or operations. Colombian insolvency proceedings may differ in significant respects from proceedings under the United States Bankruptcy Code, including with respect to the priority of creditor claims, the ability of creditors to obtain possession of the debtor’s assets, and the treatment of secured and unsecured claims. As Ecopetrol is a mixed-economy company majority-owned by the Republic of Colombia, additional Colombian regulatory considerations may apply in any insolvency scenario.

Modification of Noteholder Rights.

Under the indenture, the rights of holders of the notes may be modified with the consent of holders of a majority in aggregate principal amount of the outstanding notes, subject to certain protections requiring unanimous consent for fundamental changes. This framework is consistent with standard market practice for debt securities governed by New York law and does not differ materially from U.S. norms in this regard.

8.375% Notes due January 19, 2036 (“2036 Notes”)

Type and Class of Securities

The notes were issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof. The notes are issued in book-entry form and are represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company (“DTC”), or its nominee. Beneficial interests in the global notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its participants.

Limitations or Qualifications

The notes rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future senior, unsecured and unsubordinated obligations that constitute External Indebtedness (as defined below), other than obligations preferred by statute or by operation of law. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

In addition, the indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets, or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol, except as described under “Limitation on Liens” and “Merger and Consolidation” below. No other class of securities materially limits or qualifies the rights of the noteholders beyond the provisions set forth in the indenture.

Description of the 2036 Notes

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009 (the “base indenture”), as amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (as amended, the “indenture”). The base indenture provides that, without the consent of Holders of securities, Ecopetrol may enter into one or more amendments to the base indenture for the purpose of adding, changing, or eliminating any of the provisions of the base indenture in respect of one or more series of the securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such amendment to the indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding. Pursuant to the terms of the base indenture, Ecopetrol is amending certain provisions of the base indenture and related definitions, with such amendments applying only to securities that are part of a series created on or after the date of this amendment to the base indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

Ranking

The notes constitute Ecopetrol’s general senior, unsecured and unsubordinated obligations and rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future unsecured and unsubordinated obligations that constitute External Indebtedness (other than obligations preferred by statute or by operation of law). Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the notes or the indenture.

The 2036 Notes

The 8.375% notes due January 19, 2036, which are referred to in this prospectus supplement as the “2036 Notes”, will constitute a single series of senior notes under the indenture. The 2036 Notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the 2036 Notes series and issue additional notes of the same series. US$1,850,000,000 aggregate principal amount of the 2036 Notes was issued on January 19, 2024. The date of original issuance is January 19, 2024.

The 2036 Notes will bear interest at the rate per annum shown above from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on January 19 and July 19 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on July 19, 2024 to the persons in whose names the 2036 Notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the 2036 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the 2036 Notes is January 19, 2036. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The 2036 Notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the 2036 Notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the 2036 Notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

Currency Indemnity

Any amount received or recovered by a holder of a note on or under the notes or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars shall constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a note, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such note, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such note). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any note.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Repurchase of Notes upon a Change of Control Repurchase Event

Ecopetrol is required to make an offer to purchase all or any portion of the notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to, but excluding, the date of such purchase.

Statement by Officers as to Default and Notices of Events of Default

Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Additional Amounts

Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”),except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”).

Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i). any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii). any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii). any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent(a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv). any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 15-day period);

(v). any Tax payable other than by withholding or deduction from payments of principal or of interest on the note;

(vi). any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(vii). any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of1986, order to conform to such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(viii). any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol shall provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the 2036 Notes before their respective stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund – meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your 2036 Notes from you before the stated maturity.

Prior to October 19, 2035 (three months prior to the maturity date of the 2036 Notes, the “2036 Notes Par Call Date”), at our option, we may redeem any of the 2036 Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the 2036 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, less (b) interest accrued to the date of redemption, and

(2)100% of the principal amount of the 2036 Notes to be redeemed,

plus, accrued and unpaid interest thereon to the redemption date.

On or after the 2036 Notes Par Call Date, we may redeem, at our option, the 2036 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2036 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity onH.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding such applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the 2036 Notes to be redeemed.

Notice of any optional redemption may be, at Ecopetrol’s discretion, subject to one or more conditions precedent, including, but not limited to, the completion of an equity offering or other corporate or financing transactions. In addition, if such optional redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in Ecopetrol’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such optional redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

In the case of a partial redemption, selection of the 2036 Notes, as applicable, for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $1,000 or less will be redeemed in part. If any of the 2036 Notes are to be redeemed in part only, the notice of redemption that relates to the 2036 Notes will state the portion of the principal amount of such notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the 2036 Notes will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the 2036 Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2036 Notes or portions thereof called for redemption.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to 100% of the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Limitation on Liens

Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1. Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2. Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3. Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4. Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5. Liens existing as of the date of original issuance of the notes;

6. Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7. Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8. Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9. Liens to secure the notes;

10. (i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11. Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12. Liens securing Internal Indebtedness;

13. Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5),(6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced(plus improvements and construction on such property);

14. Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15. Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16. Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17. Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18. Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19. Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or(y) the Fair Market Value of the property securing such Indebtedness.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities(including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1. default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2. default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3. default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenantor warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the respective series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4. any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess ofUS$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5. the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6. Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7. the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b) a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8. the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (7) or(8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1. Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay (i) all overdue installments of interest on the notes and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the trustee in accordance with the indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest thereon; and

2. all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted shall affect any subsequent default or Event of Default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4.change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or
•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or(iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles(other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

1.any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument(including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

2.any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

3.any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Taxation – Original issue discount

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with any of the series of the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the relevant series of notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the series of notes offered hereby.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that the laws of Colombia govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Under the indenture, Ecopetrol has consented and agreed to submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions or proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Listing

The notes are listed on the NYSE.

Enforcement Limitations Under Colombian Law

Pursuant to Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Article 87 of Law 2080 of 2021, and Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment. Any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 as amended by Articles 80, 81 and 87 of Law 2080 of 2021.

Requirements to Change the Rights of Holders

The rights of holders of the notes may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby. However, certain fundamental terms may not be modified without the consent of each affected holder, including changes to stated maturity, reductions in principal amount or interest rate, changes in payment currency, and impairment of the right to sue for enforcement. See “Modification and Waiver” above for a complete description of the applicable modification and waiver provisions.

Enforcement of Judgments.

The indenture and the notes are governed by New York law, and Ecopetrol has submitted to the jurisdiction of the courts of the State of New York. However, under Colombian law, the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment, except as provided under the Colombian administrative and civil procedure codes (as described under “Enforcement Limitations Under Colombian Law” above). Enforcement of a foreign judgment in Colombia generally requires an exequatur proceeding before the Colombian Supreme Court of Justice, which examines whether the judgment satisfies certain procedural requirements under Colombian law, including that the judgment does not violate Colombian public policy. This process may be more time-consuming and involve additional procedural steps compared to the enforcement of judgments in the United States.

Insolvency and Bankruptcy.

The definition of “Bankruptcy Law” in the indenture encompasses both Colombian insolvency legislation (Law 550 of 1999 and Law 1116 of 2006, or equivalent successor laws) and the bankruptcy laws of the United States and other jurisdictions where Ecopetrol has significant assets or operations. Colombian insolvency proceedings may differ in significant respects from proceedings under the United States Bankruptcy Code, including with respect to the priority of creditor claims, the ability of creditors to obtain possession of the debtor’s assets, and the treatment of secured and unsecured claims. As Ecopetrol is a mixed-economy company majority-owned by the Republic of Colombia, additional Colombian regulatory considerations may apply in any insolvency scenario.

Modification of Noteholder Rights.

Under the indenture, the rights of holders of the notes may be modified with the consent of holders of a majority in aggregate principal amount of the outstanding notes, subject to certain protections requiring unanimous consent for fundamental changes. This framework is consistent with standard market practice for debt securities governed by New York law and does not differ materially from U.S. norms in this regard.

7.375% Notes due September 18, 2043 (“2043 Notes”)

Type and Class of Securities

The notes were issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof. The notes are issued in book-entry form and are represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company (“DTC”), or its nominee. Beneficial interests in the global notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its participants.

Limitations or Qualifications

The notes rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future senior, unsecured and unsubordinated obligations that constitute External Indebtedness (as defined below), other than obligations preferred by statute or by operation of law. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

In addition, the indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets, or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol, except as described under “Limitation on Liens” and “Merger and Consolidation” below. No other class of securities materially limits or qualifies the rights of the noteholders beyond the provisions set forth in the indenture.

Description of the 2043 Notes

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009 (the “base indenture”), as amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (as amended, the “indenture”). The base indenture provides that, without the consent of Holders of securities, Ecopetrol may enter into one or more amendments to the base indenture for the purpose of adding, changing, or eliminating any of the provisions of the base indenture in respect of one or more series of the securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such amendment to the indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding. Pursuant to the terms of the base indenture, Ecopetrol is amending certain provisions of the base indenture and related definitions, with such amendments applying only to securities that are part of a series created on or after the date of this amendment to the base indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

Ranking

The notes constitute Ecopetrol’s general senior, unsecured and unsubordinated obligations and rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future unsecured and unsubordinated obligations that constitute External Indebtedness (other than obligations preferred by statute or by operation of law). Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the notes or the indenture.

The 2043 Notes

The 7.375% notes due September 18, 2043, which are referred to in this prospectus supplement as the “2043 Notes”, will constitute a single series of senior notes under the indenture. The 2043 Notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the 2043 Notes series and issue additional notes of the same series.

US$850,000,000 aggregate principal amount of the 2043 Notes was issued on September 18, 2013. The date of original issuance is September 18, 2013.

The 2043 Notes will bear interest at the rate of 7.375% per annum from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on March 18 and September 18 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on March 18, 2014 to the persons in whose names the 2043 Notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the 2043 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the 2043 Notes is September 18, 2043. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The 2043 Notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the 2043 Notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the 2043 Notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

Currency Indemnity

Any amount received or recovered by a holder of a note on or under the notes or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars shall constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a note, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such note, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such note). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any note.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Repurchase of Notes upon a Change of Control Repurchase Event

Ecopetrol is required to make an offer to purchase all or any portion of the notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to, but excluding, the date of such purchase.

Statement by Officers as to Default and Notices of Events of Default

Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Additional Amounts

Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”),except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”).

Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i). any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii). any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii). any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent(a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv). any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 15-day period);

(v). any Tax payable other than by withholding or deduction from payments of principal or of interest on the note;

(vi). any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(vii). any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of1986, order to conform to such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(viii). any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol shall provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We may redeem any of the 2043 Notes, in whole or in part, at any time or from time to time prior to their maturity, at our option, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2043 Notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest on the principal amount of the 2043 Notes to be redeemed and any Additional Amounts to, but excluding, the date of redemption.

The notes will not be entitled to the benefit of any sinking fund.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, or their affiliates which are primary United States government securities dealers, and two other leading primary United States government securities dealers in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the 2043 Notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and accrued interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to 100% of the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Limitation on Liens

Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1. Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2. Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3. Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4. Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5. Liens existing as of the date of original issuance of the notes;

6. Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7. Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8. Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9. Liens to secure the notes;

10. (i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11. Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12. Liens securing Internal Indebtedness;

13. Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5),(6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced(plus improvements and construction on such property);

14. Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15. Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16. Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17. Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18. Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19. Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or(y) the Fair Market Value of the property securing such Indebtedness.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities(including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1. default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2. default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3. default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenantor warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the respective series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4. any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess ofUS$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5. the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6. Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7. the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b) a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8. the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (7) or(8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1. Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay (i) all overdue installments of interest on the notes and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the trustee in accordance with the indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest thereon; and

2. all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted shall affect any subsequent default or Event of Default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4.change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or
•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or(iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles(other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

1.any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument(including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

2.any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

3.any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Taxation – Original issue discount

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with any of the series of the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the relevant series of notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the series of notes offered hereby.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that the laws of Colombia govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Under the indenture, Ecopetrol has consented and agreed to submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions or proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Listing

The notes are listed on the NYSE.

Enforcement Limitations Under Colombian Law

Pursuant to Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Article 87 of Law 2080 of 2021, and Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment. Any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 as amended by Articles 80, 81 and 87 of Law 2080 of 2021.

Requirements to Change the Rights of Holders

The rights of holders of the notes may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby. However, certain fundamental terms may not be modified without the consent of each affected holder, including changes to stated maturity, reductions in principal amount or interest rate, changes in payment currency, and impairment of the right to sue for enforcement. See “Modification and Waiver” above for a complete description of the applicable modification and waiver provisions.

Enforcement of Judgments.

The indenture and the notes are governed by New York law, and Ecopetrol has submitted to the jurisdiction of the courts of the State of New York. However, under Colombian law, the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment, except as provided under the Colombian administrative and civil procedure codes (as described under “Enforcement Limitations Under Colombian Law” above). Enforcement of a foreign judgment in Colombia generally requires an exequatur proceeding before the Colombian Supreme Court of Justice, which examines whether the judgment satisfies certain procedural requirements under Colombian law, including that the judgment does not violate Colombian public policy. This process may be more time-consuming and involve additional procedural steps compared to the enforcement of judgments in the United States.

Insolvency and Bankruptcy.

The definition of “Bankruptcy Law” in the indenture encompasses both Colombian insolvency legislation (Law 550 of 1999 and Law 1116 of 2006, or equivalent successor laws) and the bankruptcy laws of the United States and other jurisdictions where Ecopetrol has significant assets or operations. Colombian insolvency proceedings may differ in significant respects from proceedings under the United States Bankruptcy Code, including with respect to the priority of creditor claims, the ability of creditors to obtain possession of the debtor’s assets, and the treatment of secured and unsecured claims. As Ecopetrol is a mixed-economy company majority-owned by the Republic of Colombia, additional Colombian regulatory considerations may apply in any insolvency scenario.

Modification of Noteholder Rights.

Under the indenture, the rights of holders of the notes may be modified with the consent of holders of a majority in aggregate principal amount of the outstanding notes, subject to certain protections requiring unanimous consent for fundamental changes. This framework is consistent with standard market practice for debt securities governed by New York law and does not differ materially from U.S. norms in this regard.

5.875% Notes due May 28, 2045 (“2045 Notes”)

Type and Class of Securities

The notes were issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof. The notes are issued in book-entry form and are represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company (“DTC”), or its nominee. Beneficial interests in the global notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its participants.

Limitations or Qualifications

The notes rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future senior, unsecured and unsubordinated obligations that constitute External Indebtedness (as defined below), other than obligations preferred by statute or by operation of law. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

In addition, the indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets, or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol, except as described under “Limitation on Liens” and “Merger and Consolidation” below. No other class of securities materially limits or qualifies the rights of the noteholders beyond the provisions set forth in the indenture.

Description of the 2045 Notes

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009 (the “base indenture”), as amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (as amended, the “indenture”). The base indenture provides that, without the consent of Holders of securities, Ecopetrol may enter into one or more amendments to the base indenture for the purpose of adding, changing, or eliminating any of the provisions of the base indenture in respect of one or more series of the securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such amendment to the indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding. Pursuant to the terms of the base indenture, Ecopetrol is amending certain provisions of the base indenture and related definitions, with such amendments applying only to securities that are part of a series created on or after the date of this amendment to the base indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

Ranking

The notes constitute Ecopetrol’s general senior, unsecured and unsubordinated obligations and rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future unsecured and unsubordinated obligations that constitute External Indebtedness (other than obligations preferred by statute or by operation of law). Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the notes or the indenture.

The 2045 Notes

The 5.875% notes due May 28, 2045, which are referred to in this prospectus supplement as the “2045 Notes”, will constitute a single series of senior notes under the indenture. The 2045 Notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the 2045 Notes series and issue additional notes of the same series. US$2,000,000,000 aggregate principal amount of the 2045 Notes was issued on May 28, 2014. The date of original issuance is May 28, 2014.

The 2045 Notes will bear interest at the rate of 5.875% per annum from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on May 28 and November 28 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on November 28, 2014 to the persons in whose names the 2045 Notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the 2045 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the 2045 Notes is May 28, 2045. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The 2045 Notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the 2045 Notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the 2045 Notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

Currency Indemnity

Any amount received or recovered by a holder of a note on or under the notes or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars shall constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a note, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such note, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such note). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any note.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Repurchase of Notes upon a Change of Control Repurchase Event

Ecopetrol is required to make an offer to purchase all or any portion of the notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to, but excluding, the date of such purchase.

Statement by Officers as to Default and Notices of Events of Default

Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Additional Amounts

Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”),except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”).

Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i). any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii). any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii). any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent(a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv). any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 15-day period);

(v). any Tax payable other than by withholding or deduction from payments of principal or of interest on the note;

(vi). any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(vii). any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of1986, order to conform to such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(viii). any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol shall provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the 2045 Notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your 2045 Notes from you before the stated maturity.

We will have the right to redeem any of the 2045 Notes in whole or in part, at any time or from time to time prior to their maturity, at our option, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2045 Notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus in each case accrued interest on the principal amount of the 2045 Notes to be redeemed and any Additional Amounts to, but excluding, the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Deutsche Bank Securities Inc., Goldman, Sachs & Co. or their affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the 2045 Notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and accrued interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to 100% of the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Limitation on Liens

Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1. Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2. Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3. Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4. Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5. Liens existing as of the date of original issuance of the notes;

6. Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7. Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8. Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9. Liens to secure the notes;

10. (i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11. Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12. Liens securing Internal Indebtedness;

13. Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5),(6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced(plus improvements and construction on such property);

14. Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15. Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16. Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17. Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18. Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19. Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or(y) the Fair Market Value of the property securing such Indebtedness.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities(including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1. default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2. default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3. default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenantor warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the respective series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4. any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess ofUS$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5. the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6. Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7. the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b) a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8. the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (7) or(8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1. Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay (i) all overdue installments of interest on the notes and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the trustee in accordance with the indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest thereon; and

2. all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted shall affect any subsequent default or Event of Default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4.change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or
•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or(iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles(other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

1.any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument(including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

2.any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

3.any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Taxation – Original issue discount

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with any of the series of the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the relevant series of notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the series of notes offered hereby.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that the laws of Colombia govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Under the indenture, Ecopetrol has consented and agreed to submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions or proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Listing

The notes are listed on the NYSE.

Enforcement Limitations Under Colombian Law

Pursuant to Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Article 87 of Law 2080 of 2021, and Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment. Any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 as amended by Articles 80, 81 and 87 of Law 2080 of 2021.

Requirements to Change the Rights of Holders

The rights of holders of the notes may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby. However, certain fundamental terms may not be modified without the consent of each affected holder, including changes to stated maturity, reductions in principal amount or interest rate, changes in payment currency, and impairment of the right to sue for enforcement. See “Modification and Waiver” above for a complete description of the applicable modification and waiver provisions.

Enforcement of Judgments.

The indenture and the notes are governed by New York law, and Ecopetrol has submitted to the jurisdiction of the courts of the State of New York. However, under Colombian law, the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment, except as provided under the Colombian administrative and civil procedure codes (as described under “Enforcement Limitations Under Colombian Law” above). Enforcement of a foreign judgment in Colombia generally requires an exequatur proceeding before the Colombian Supreme Court of Justice, which examines whether the judgment satisfies certain procedural requirements under Colombian law, including that the judgment does not violate Colombian public policy. This process may be more time-consuming and involve additional procedural steps compared to the enforcement of judgments in the United States.

Insolvency and Bankruptcy.

The definition of “Bankruptcy Law” in the indenture encompasses both Colombian insolvency legislation (Law 550 of 1999 and Law 1116 of 2006, or equivalent successor laws) and the bankruptcy laws of the United States and other jurisdictions where Ecopetrol has significant assets or operations. Colombian insolvency proceedings may differ in significant respects from proceedings under the United States Bankruptcy Code, including with respect to the priority of creditor claims, the ability of creditors to obtain possession of the debtor’s assets, and the treatment of secured and unsecured claims. As Ecopetrol is a mixed-economy company majority-owned by the Republic of Colombia, additional Colombian regulatory considerations may apply in any insolvency scenario.

Modification of Noteholder Rights.

Under the indenture, the rights of holders of the notes may be modified with the consent of holders of a majority in aggregate principal amount of the outstanding notes, subject to certain protections requiring unanimous consent for fundamental changes. This framework is consistent with standard market practice for debt securities governed by New York law and does not differ materially from U.S. norms in this regard.

5.875% Bonds due November 2, 2051 (“2051 Bonds”)

Type and Class of Securities

The notes were issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof. The notes are issued in book-entry form and are represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company (“DTC”), or its nominee. Beneficial interests in the global notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its participants.

Limitations or Qualifications

The notes rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future senior, unsecured and unsubordinated obligations that constitute External Indebtedness (as defined below), other than obligations preferred by statute or by operation of law. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

In addition, the indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets, or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol, except as described under “Limitation on Liens” and “Merger and Consolidation” below. No other class of securities materially limits or qualifies the rights of the noteholders beyond the provisions set forth in the indenture.

Description of the 2051 Bonds

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009 (the “base indenture”), as amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (as amended, the “indenture”). The base indenture provides that, without the consent of Holders of securities, Ecopetrol may enter into one or more amendments to the base indenture for the purpose of adding, changing, or eliminating any of the provisions of the base indenture in respect of one or more series of the securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such amendment to the indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding. Pursuant to the terms of the base indenture, Ecopetrol is amending certain provisions of the base indenture and related definitions, with such amendments applying only to securities that are part of a series created on or after the date of this amendment to the base indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

Ranking

The notes constitute Ecopetrol’s general senior, unsecured and unsubordinated obligations and rank pari passu, without any preferences among themselves, with all of Ecopetrol’s other present and future unsecured and unsubordinated obligations that constitute External Indebtedness (other than obligations preferred by statute or by operation of law). Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the notes or the indenture.

The 2051 Bonds

The 5.875% bonds due November 2, 2051, which are referred to in this prospectus supplement as the “2051 Bonds”, will constitute a single series of senior notes under the indenture. The 2051 Bonds will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the 2051 Bonds series and issue additional notes of the same series. US$750,000,000 aggregate principal amount of the 2051 Bonds was issued on November 2, 2021. The date of original issuance is November 2, 2021.

The 2051 Bonds will bear interest at the rate of 5.875% per annum from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on May 2 and November 2 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on May 2, 2022 to the persons in whose names the 2051 Bonds are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the 2051 Bonds will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the 2051 Bonds is November 2, 2051. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The 2051 Bonds will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the 2051 Bonds, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the 2051 Bonds, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

Currency Indemnity

Any amount received or recovered by a holder of a note on or under the notes or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars shall constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a note, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such note, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such note). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any note.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Repurchase of Notes upon a Change of Control Repurchase Event

Ecopetrol is required to make an offer to purchase all or any portion of the notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to, but excluding, the date of such purchase.

Statement by Officers as to Default and Notices of Events of Default

Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Additional Amounts

Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”),except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”).

Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i). any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii). any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii). any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent(a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv). any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 15-day period);

(v). any Tax payable other than by withholding or deduction from payments of principal or of interest on the note;

(vi). any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(vii). any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of1986, order to conform to such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(viii). any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol shall provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the 2051 Bonds before their respective stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund – meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your 2051 Bonds from you before the stated maturity.

Prior to May 2, 2051 (six months prior to the maturity date of the 2051 Bonds, the “2051 Bonds Par Call Date”), at our option, we may redeem any of the 2051 Bonds, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the 2051 Bonds to be redeemed, and

(2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the 2051 Bonds to be redeemed and any Additional Amounts to, but excluding, the date of redemption.

On or after the 2051 Bonds Par Call Date, we may redeem, at our option, the 2051 Bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2051 Bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such bonds.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if we obtain fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc. or their affiliates which are primary United States government securities dealers and three other leading primary United States government securities dealers in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount)

quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the 2051 Bonds to be redeemed.

Notice of any optional redemption may be, at Ecopetrol’s discretion, subject to one or more conditions precedent, including, but not limited to, the completion of an equity offering or other corporate or financing transactions. In addition, if such optional redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in Ecopetrol’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such optional redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

In the case of a partial redemption, selection of the 2051 Bonds, as applicable, for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $1,000 or less will be redeemed in part. If any of the 2051 Bonds are to be redeemed in part only, the notice of redemption that relates to the 2051 Bonds will state the portion of the principal amount of such notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the 2051 Bonds will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the 2051 Bonds shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2051 Bonds or portions thereof called for redemption.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to 100% of the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Limitation on Liens

Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1. Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2. Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3. Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4. Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5. Liens existing as of the date of original issuance of the notes;

6. Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7. Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8. Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9. Liens to secure the notes;

10. (i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11. Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12. Liens securing Internal Indebtedness;

13. Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5),(6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced(plus improvements and construction on such property);

14. Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15. Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16. Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17. Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18. Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19. Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or(y) the Fair Market Value of the property securing such Indebtedness.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities(including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1. default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2. default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3. default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenantor warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the respective series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4. any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess ofUS$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5. the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6. Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7. the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b) a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8. the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (7) or(8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1. Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay (i) all overdue installments of interest on the notes and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the trustee in accordance with the indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest thereon; and

2. all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted shall affect any subsequent default or Event of Default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4.change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its

Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or(iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles(other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

1.any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument(including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

2.any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

3.any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Taxation – Original issue discount

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with any of the series of the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the relevant series of notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the series of notes offered hereby.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that the laws of Colombia govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Under the indenture, Ecopetrol has consented and agreed to submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions or proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Listing

The notes are listed on the NYSE.

Enforcement Limitations Under Colombian Law

Pursuant to Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Article 87 of Law 2080 of 2021, and Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment. Any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 as amended by Articles 80, 81 and 87 of Law 2080 of 2021.

Requirements to Change the Rights of Holders

The rights of holders of the notes may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby. However, certain fundamental terms may not be modified without the consent of each affected holder, including changes to stated maturity, reductions in principal amount or interest rate, changes in payment currency, and impairment of the right to sue for enforcement. See “Modification and Waiver” above for a complete description of the applicable modification and waiver provisions.

Enforcement of Judgments.

The indenture and the notes are governed by New York law, and Ecopetrol has submitted to the jurisdiction of the courts of the State of New York. However, under Colombian law, the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment, except as provided under the Colombian administrative and civil procedure codes (as described under “Enforcement Limitations Under Colombian Law” above). Enforcement of a foreign judgment in Colombia generally requires an exequatur proceeding before the Colombian Supreme Court of Justice, which examines whether the judgment satisfies certain procedural requirements under Colombian law, including that the judgment does not violate Colombian public policy. This process may be more time-consuming and involve additional procedural steps compared to the enforcement of judgments in the United States.

Insolvency and Bankruptcy.

The definition of “Bankruptcy Law” in the indenture encompasses both Colombian insolvency legislation (Law 550 of 1999 and Law 1116 of 2006, or equivalent successor laws) and the bankruptcy laws of the United States and other jurisdictions where Ecopetrol has significant assets or operations. Colombian insolvency proceedings may differ in significant respects from proceedings under the United States Bankruptcy Code, including with respect to the priority of creditor claims, the ability of creditors to obtain possession of the debtor’s assets, and the treatment of secured and unsecured claims. As Ecopetrol is a mixed-economy company majority-owned by the Republic of Colombia, additional Colombian regulatory considerations may apply in any insolvency scenario.

Modification of Noteholder Rights.

Under the indenture, the rights of holders of the notes may be modified with the consent of holders of a majority in aggregate principal amount of the outstanding notes, subject to certain protections requiring unanimous consent for fundamental changes. This framework is consistent with standard market practice for debt securities governed by New York law and does not differ materially from U.S. norms in this regard.